SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):     July 31, 2017

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition and Disposition of Assets.

As disclosed in prior periodic reports of EnPro Industries, Inc. (the “Company” or “EnPro”), including the Company’s Form 10-Q for the period ended March 31, 2017, on June 5, 2010 (the “GST Petition Date”), the Company’s subsidiaries, Garlock Sealing Technologies LLC (“GST LLC”), The Anchor Packing Company (“Anchor”) and Garrison Litigation Management Group, Ltd. (“Garrison,” and together with GST LLC and Anchor, “GST”), filed voluntary petitions for reorganization (the “GST Chapter 11 Case”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Western District of North Carolina (the “Bankruptcy Court”). The filings were the initial step in an asbestos claims resolution process for an efficient and permanent resolution of all pending and future asbestos claims through court approval of a plan of reorganization that would establish a facility to resolve and pay asbestos claims. On March 17, 2016, the Company announced that it had reached a comprehensive consensual settlement to resolve current and future asbestos claims. This settlement contemplated that the Company’s then-direct subsidiary, Coltec Industries Inc (“Coltec”), would, subject to the receipt of necessary consents, undergo a corporate restructuring (the “Coltec Restructuring”) in which all of its significant operating assets and subsidiaries, which included each of the Company’s major business units, would be distributed to a new direct subsidiary of the Company, which would also assume all of Coltec’s non-asbestos liabilities. The Coltec Restructuring was completed on December 31, 2016, and included the merger of Coltec with and into OldCo, LLC (“OldCo”), an indirect subsidiary of the Company. As further contemplated by the settlement, on January 30, 2017 (the “OldCo Petition Date”), OldCo, as the successor by merger to Coltec, filed a Chapter 11 bankruptcy petition with the Bankruptcy Court (the “OldCo Chapter 11 Case”). On February 3, 2017, the Bankruptcy Court issued an order for the joint administration of the OldCo Chapter 11 Case with the GST Chapter 11 Case.

During the pendency of the GST Chapter 11 Case and the OldCo Chapter 11 Case, certain actions proposed to be taken by GST or OldCo not in the ordinary course of business have been subject to approval by the Bankruptcy Court. As a result, during the pendency of the GST Chapter 11 Case and the OldCo Chapter 11 Case, the Company did not have exclusive control over these companies. Accordingly, as required by United States generally accepted accounting principles, GST was deconsolidated beginning on the GST Petition Date and OldCo was deconsolidated beginning on the OldCo Petition Date.

On June 12, 2017, the United States District Court for the Western District of North Carolina (the “District Court”) issued an order confirming the modified joint plan of reorganization (the “Joint Plan”) dated May 20, 2016, as modified on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017, filed in the GST Chapter 11 Case and the OldCo Chapter 11 Case. On July 31, 2017 (the “Joint Plan Effective Date”), the Joint Plan was consummated and became effective. As a result of the effectiveness of the Joint Plan, as of the Joint Plan Effective Date each of GST and OldCo became free to operate its respective business and use, acquire, and dispose of its respective property free of any restrictions of the Bankruptcy Code in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except for obligations under the Joint Plan, the documents under the Joint Plan and the District Court’s confirmation order. The Company has therefore concluded that as of the Joint Plan Effective Date it had regained control of GST and OldCo, and consequently GST and OldCo have been reconsolidated with the Company for financial reporting purposes as of the Joint Plan Effective Date.

The Joint Plan permanently resolves current and future asbestos claims against GST LLC, Garrison and OldCo, as the successor by merger to Coltec, and injunctions issued under the Joint Plan protect all of EnPro and its subsidiaries from those claims, which claims are enjoined under Section 524

(g) of the U.S. Bankruptcy Code. Pursuant to the Joint Plan, a trust (the “Trust”) was established prior to the Joint Plan Effective Date. The Trust was funded (i) with aggregate cash contributions by GST LLC and Garrison of $350 million made immediately prior to the Joint Plan Effective Date, (ii) by the contribution made by OldCo immediately prior to the Joint Plan Effective Date of $50 million in cash and an option, exercisable one year after the Joint Plan Effective Date, permitting the Trust to purchase for $1 shares of EnPro common stock having a value of $20 million (with OldCo having the right to call the option for payment of $20 million in cash at any time prior to the first anniversary of the Joint Plan Effective Date, with the Trust having the right to put the option to OldCo for payment by OldCo of $20 million on the day prior to the first anniversary of the Joint Plan Effective Date and with the option terminating on the second anniversary of the Joint Plan Effective Date in return for payment to the Trust of $20 million), and (iii) by the obligations under the Joint Plan of OldCo to make a deferred contribution of $40 million in cash and of GST LLC and Garrison to make an aggregate deferred contribution of $20 million in cash no later than one year after the Joint Plan Effective Date. These deferred contributions are guaranteed by EnPro and secured by a pledge of 50.1% of the outstanding voting equity interests of GST LLC and Garrison. Under the Joint Plan, the Trust has assumed responsibility for all present and future asbestos claims arising from the operations or products of GST LLC, Garrison or Coltec/OldCo. Under the Joint Plan, EnPro, through its subsidiaries, retained ownership of OldCo, GST LLC and Garrison. Anchor, which has not conducted business operations for many years and had nominal assets, has been dissolved.

The cash contributions to the Trust made immediately prior to the Joint Plan Effective Date were funded from available cash on hand and intercompany cash advances funded in part by borrowings under the Company’s existing senior secured revolving credit facility governed by the Amended and Restated Credit Agreement dated as of August 28, 2014 filed as Exhibit 10.1 to the Company’s Form 10-K for the year ended December 31, 2016, as amended.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired
As permitted under Item 9.01(a)(4) of Form 8-K, the required financial statements will be filed by an amendment to this Current Report on Form 8-K no later than the date specified by Item 9.01(a)(4).
(b)    Pro Forma Financial Information
As permitted under Items 9.01(a)(4) and 9.01(b) of Form 8-K, the required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K no later than the date specified by Item 9.01(a)(4).
(c)    Exhibits
Exhibit 2.1    Modified Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, Successor by Merger to Coltec Industries Inc dated May 20, 2016, as modified on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017, filed in the United States Bankruptcy Court for the Western District Of North Carolina (Charlotte Division)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 31, 2017

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1
Modified Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, Successor by Merger to Coltec Industries Inc dated May 20, 2016, as modified on June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017, filed in the United States Bankruptcy Court for the Western District Of North Carolina (Charlotte Division)*

_________________
* Does not include the schedules and certain exhibit documents identified and referenced therein. The Company agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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